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                                                                  Exhibit 10.24


                                 PROMISSORY NOTE

$2,797,511.28                                               January 15, 1996

         FOR VALUE RECEIVED, the undersigned National HealthCare L.P. does hereby promise to pay to the order of National Health Investors, Inc., or its assigns or designee, the principal amount of Two Million Seven Hundred Ninety-Seven Thousand Five Hundred Eleven and 28/100 ($2,797,511.28) Dollars to bear interest at 7.75 percent per annum as calculated on actual days based on the 365 day year with interest only through December 31, 1996, and thereafter in 180 equal payments of principal and interest based upon an amortization schedule at the above rate of interest with the outstanding principal and accrued interest, if any, due and payable on December 31, 2006, unless that certain Master Agreement to Lease between the parties bearing date of October 17, 1991, is renewed in whole or in part, in which case the unpaid principal and interest, if any, will be due and payable on December 31, 2011.

Privilege is reserved to prepay this note, in whole or in part at any time without premium or fee.

All installments of both principal and interest of this note are payable at such place as the holder hereof may designate in writing in lawful money of the United States of America.

If this note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation together with a reasonable attorney's fee.

Upon failure to pay any installment of principal or any installment of interest of this note when due, then the remaining installments of principal shall at once become due and payable, at the option of the legal holder hereof.

The makers and endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this note, and expressly agree that this note, or any payment thereunder, may be extended from time to time, without in any way affecting the liability of the makers and endorsers hereof.

This Note is unsecured.

                                             NATIONAL HEALTHCARE L.P.

                                             By: /s/ Richard F. LaRoche, Jr.
                                                 ---------------------------
                                                 Richard F. LaRoche, Jr.
                                                 Senior Vice President